EXHIBIT 23

ERNST & YOUNG	Centro Empresarial Botafogo Praia de Botafogo, 300 13° Andar – Botafogo 22250-040 – Rio de Janeiro, RJ, Brasil	Tel.: (5521)2109-1400 Fax: (5521)2109-1600 www.ey.com.br

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statements (Amendment #3 to Form F-3 No. 333-118644 and Amendment #2 to Form F-3 No. 333- 92044) and in the accompanying prospectus supplement of Petróleo Brasileiro S.A. – PETROBRAS (“Petrobras”) and Petrobras International Finance Company (“PIFCo”), and to the incorporation by reference therein of our reports dated February 17, 2006, with respect to the consolidated financial statements of Petrobras and its subsidiaries and of PIFCo and subsidiaries included in the combined Annual Report (Form 20-F) of Petrobras and PIFCo for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

ERNST & YOUNG

Auditores Independentes S/S

/s/ Paulo José Machado

Paulo José Machado

Partner

Rio de Janeiro, RJ – Brazil

September 26, 2006